Exhibit 99.2

NEWS RELEASE NYSE: NEM newmont.com

Newmont Board Unanimously Determines that Barrick’s Unsolicited, Negative Premium Proposal Is Not in Newmont Shareholders’ Best Interests

•                  Goldcorp Combination Represents Superior Value Creation Opportunity

•                  Barrick’s Proposal Presents Significant Risks to Newmont Shareholders

•                  Provides Term Sheet for Nevada Joint Venture with Barrick to Realize Synergies

•                  Files Investor Presentation Responding to Barrick Claims and Providing Long-Term Outlook for Newmont Goldcorp

•                  Company to Host Conference Call at 9:00 AM ET

DENVER, March 4, 2019 — Newmont Mining Corporation (NYSE: NEM) (Newmont or the Company) today announced that its Board of Directors has unanimously determined that Barrick Gold Corporation’s (Barrick) (NYSE: GOLD) (TSX: ABX) unsolicited, all-stock negative premium proposal to acquire Newmont is not in the best interests of Newmont’s shareholders.

After a comprehensive review conducted in consultation with its financial and legal advisors, Newmont’s Board unanimously concluded that Barrick’s proposal does not constitute, and would not reasonably be expected to constitute, a Newmont Superior Proposal (as such term is defined in the arrangement agreement between Newmont and Goldcorp Inc. (NYSE: GG, TSX: G) (Goldcorp)). The Company’s previously announced combination with Goldcorp represents a superior value creation opportunity to generate long-term value through an unmatched portfolio of world class operations, projects, exploration opportunities, reserves and talent.

“Our thorough review of Barrick’s unsolicited proposal and its associated risks has reaffirmed our conclusion that the combination of Newmont and Goldcorp represents the best opportunity to create value for Newmont’s shareholders and deliver industry-leading returns for decades to come,” said Gary Goldberg, Newmont’s Chief Executive Officer. “Unlike Barrick, Newmont Goldcorp will be centered in the world’s most favorable mining jurisdictions and gold districts. The combination with Goldcorp is significantly more accretive to Newmont’s shareholders on all relevant metrics compared to Barrick’s proposal, even when factoring in Barrick’s own synergy estimates. Realizing value through Barrick’s proposal for Newmont’s shareholders hinges entirely on a new management team that lacks global operating experience and is only two months into its own transformational integration.”

Newmont Goldcorp Combination Represents Superior Value Creation Opportunity Over Barrick’s Proposal

The Newmont Board of Directors’ unanimous determination that the combination with Goldcorp represents a superior value creation opportunity over Barrick’s unsolicited proposal is based on the following:

•                  The Goldcorp transaction generates twice the accretion to Newmont’s Net Asset Value (NAV) per share compared to Barrick’s proposal, even when factoring in Barrick’s unsubstantiated synergy assumptions.

•                  Barrick’s proposal is four percent (4%) dilutive to Newmont’s NAV per share, before any synergies.i

•                  The value creation claimed in Barrick’s proposal relies entirely on the delivery of synergies from a management team that lacks global operating experience and is only two months into its integration effort with Randgold Resources Ltd.

•                  Barrick’s portfolio includes numerous unfavorable and high-risk jurisdictions with several ongoing and significant operational and sustainability problems.

•                  By contrast, Newmont Goldcorp’s assets will be located in favorable mining jurisdictions and prolific gold districts on four continents.

•                  Completing the Newmont transaction with Goldcorp does not preclude Newmont or Barrick from achieving the available synergies in Nevada through a joint venture and may permit them to be realized sooner.

NEWMONT RESPONDS TO BARRICK PROPOSAL

1

Because Newmont’s Board determined that the Barrick proposal is not a “Newmont Superior Proposal” under the Goldcorp arrangement agreement, Newmont is prohibited under the provisions of that agreement from engaging with Barrick in relation to its proposal.

Proposed Nevada Joint Venture with Barrick

To realize the savings from Newmont’s and Barrick’s Nevada-related operations, Newmont today submitted a joint venture proposal to Barrick. The terms of the proposal are modeled on similar terms to other successful joint ventures, including ones that Barrick has with Newmont and Goldcorp.

Mr. Goldberg continued, “Newmont has consistently expressed to Barrick that we are open to a joint venture for our operations in Nevada. In that regard, today we have submitted a term sheet to Barrick proposing a Nevada joint venture. This proposal would enable both companies’ shareholders to realize the available synergies while avoiding the significant risks and complexities associated with Barrick’s unsolicited proposal.”

Key terms of the joint venture proposal to combine the Nevada-related operations of Newmont Goldcorp and Barrick include:

•                  Economic Interests: Barrick to hold an economic interest equal to 55 percent and Newmont Goldcorp to hold a 45 percent economic interest. The proposed economic interests are based upon analyst consensus Net Present Values for each company’s Nevada-related assets and an equal split of Barrick’s estimated Nevada synergies.

•                  Governance: Newmont Goldcorp and Barrick will have an equal number of representatives on the Management and Technical Committees. Decisions by the Management Committee shall be determined by majority vote, with the voting power of the parties’ representatives based on their respective economic interests, subject to a list of customary material matters requiring joint approval. The proposed joint venture’s Operational Management will be jointly appointed by both parties and will be responsible for day-to-day operations.

“We are confident that Newmont’s demonstrated technical expertise and consistent execution will be critical in realizing the synergy opportunities of the proposed joint venture,” said Tom Palmer, Newmont’s President and Chief Operating Officer.

Newmont Goldcorp

Newmont has also filed an updated investor presentation regarding the compelling value creation opportunity of the Newmont Goldcorp transaction. Newmont’s proposed combination with Goldcorp is expected to close in the second quarter of 2019.

On day one after the transaction closes, Newmont Goldcorp will:

•                  Be accretive to Newmont’s NAV per share by 27 percent and 34 percent accretive to 2020 cash flow per share;i

•                  Begin delivering a combined $365 million in expected annual pre-tax synergies, supply chain efficiencies and Full Potential improvements representing the opportunity to create $4.4 billion in Net Present Value (pre-tax);ii

•                  Target 6-7 million ounces of steady-state gold production over a decades-long time horizon;i

•                  Have the largest gold Reserves and Resources in the gold sector, including on a per share basis;

•                  Be located in favorable mining jurisdictions and prolific gold districts on four continents;

•                  Deliver the highest dividend among senior gold producers;iii

•                  Offer financial flexibility and an investment-grade balance sheet to advance the most promising projects generating a targeted Internal Rate of Return (IRR) of at least 15 percent;iv

•                  Feature a deep bench of accomplished business leaders and high-performing technical teams and other talent with extensive mining industry experience; and

•                  Maintain industry leadership in environmental, social and governance performance.

Newmont today sent the following letter to Barrick’s Executive Chairman, John L. Thornton, and President and Chief Executive Officer, Mark Bristow:

March 4, 2019	Newmont Mining Corporation 6363 South Fiddlers Green Circle Greenwood Village, CO 80111 T (303) 863-7414 F (303) 837-5837 www.newmont.com

Board of Directors

BARRICK GOLD CORPORATION

TD Canada Trust Tower 161 Bay
Street, Suite 3700

Toronto, ON M5J 2S1 Canada

Attn.:                 John L. Thornton, Executive Chairman
Mark Bristow, President and Chief Executive Officer

Dear John and Mark:

Re:                             February 25, 2019 Letter

Our board of directors and senior management, with the assistance of our advisors, have undertaken an intensive and detailed review and analysis of your February 25, 2019 letter proposing to acquire all of the outstanding shares of common stock of Newmont Mining Corporation. Consistent with its focus on the best interests of our company and its stakeholders and on maximizing stockholder value for the long-term, our board has determined that the proposal set forth in your letter does not constitute, and would not reasonably be expected to constitute, a Newmont Superior Proposal (as such term is defined in the arrangement agreement dated January 14, 2019 between Newmont and Goldcorp Inc., as amended on February 19, 2019). Accordingly, Newmont is not permitted to engage in discussions and negotiations with Barrick Gold Corporation with respect to its proposal, nor are such actions required by the fiduciary duties of our board of directors. Therefore, in accordance with our contractual obligations under the Goldcorp arrangement agreement and consistent with our judgment as to the best interests of Newmont’s stockholders, we will proceed with our transaction with Goldcorp. We believe that transaction provides greater value to the Newmont stockholders and is superior from the perspective of Newmont’s other stakeholders.

We believe that the transaction you are proposing would reduce, rather than enhance, Newmont stockholder value. Your “at market” proposal is at a material discount to current market values, and any potential value creation depends entirely on Barrick’s execution. Since previous merger discussions terminated in 2014, Newmont has significantly outperformed Barrick on almost every metric. Our management team has a consistent, long-standing track record of delivering superior execution (including productivity improvements and cost reduction measures) through a proven, scalable operating model and deep bench strength supporting thoughtful and structured succession planning. In contrast, Barrick’s underperformance highlights its ineffective operating model, poor record on delivering stockholder returns, and significant jurisdictional risk. The basis for our board’s determinations have been and will continue to be detailed in our public disclosures.

The value creation of Barrick’s proposal relies entirely upon the delivery of synergies from a management team that was put in place just two months ago.  This new team has never managed a global portfolio the size of Barrick, let alone the size of a potential Newmont and Barrick combination.  From a stockholder perspective, how a company conducts its business is an important component of value.  In addition to compelling economic performance, Newmont has maintained industry leadership in environmental, social and governance performance and, unlike Barrick and Randgold Resources Ltd., has generally avoided material operational, governmental and investment pitfalls.  Moreover, Newmont is committed to strong governance practices and has been recognized for having a culture that values responsible corporate citizenship, inclusion and diversity.  Barrick’s expressed disdain for process and oversight, and its absence of diversity of leadership, including in its board room, runs contrary to the expressed values of Newmont, our employees, our stockholders and our other valued stakeholders.  For all of these reasons, we strongly believe that our stockholders are far better off as owners of Newmont Goldcorp Corporation than as holders of a minority stake in Barrick, a far less attractive entity.

We recognize that there are value-creation opportunities available in Nevada if we work together.  We have always been, and we remain, prepared to explore these opportunities, despite your public comments to the contrary.  Achieving these opportunities does not require Newmont to be acquired by Barrick, and for our stockholders to be exposed to the many risks inherent in Barrick.  To facilitate the realization of the potential synergies, we are providing you with a term sheet for a joint venture that would combine our Nevada operations and create value for both sets of stockholders.  We are prepared to move forward with you on this basis expeditiously.

Our board of directors, our management team and our thousands of employees around the world are dedicated to creating value for all of our stockholders and that is exactly what we will continue to do by executing on our strategic plan and completing our pending transaction with Goldcorp.

On behalf of our board of directors,

/s/ Noreen Doyle	/s/ Gary J. Goldberg
Noreen Doyle	Gary J. Goldberg
Chair	Chief Executive Officer

Advisors and counsel

In connection with the transaction, Newmont has retained BMO Capital Markets, Citi and Goldman Sachs as financial advisors, and Wachtell, Lipton, Rosen & Katz, Goodmans LLP, and White & Case LLP as legal counsel.

Conference Call and Webcast

Newmont will host a conference call and a webcast on Monday, March 4, 2019 at 9:00 AM Eastern Time. Presentation slides will accompany the live webcast and can be accessed on the Newmont website, www.newmont.com and https://event.on24.com/wcc/r/1952473/C5AC3067BE6C7740A2D324BE629DA649.

Conference Call Details

Dial-In Number	1-855-209-8210
Intl Dial-In Number	1-412-317-5213
Canada Toll Free	1-855-669-9658
Conference Name	Newmont Mining
Replay Number	1-877-344-7529
Intl Replay Number	1-412-317-0088
Replay Access Code	10129346

About Newmont

Newmont is a leading gold and copper producer. The Company’s operations are primarily in the United States, Australia, Ghana, Peru and Suriname. Newmont is the only gold producer listed in the S&P 500 Index and was named the mining industry leader by the Dow Jones Sustainability World Index in 2015, 2016, 2017 and 2018. The Company is an industry leader in value creation, supported by its leading technical, environmental, social and safety performance. Newmont was founded in 1921 and has been publicly traded since 1925.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this press release may include, without limitation: (i) statements relating to Newmont’s planned acquisition of Goldcorp (the “proposed transaction”) and the expected terms, timing and closing of the proposed transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) estimates of future production and sales, including expected annual production range; (iii) estimates of future costs applicable to sales and all-in sustaining costs; (iv) expectations regarding accretion; (v) estimates of future capital expenditures; (vi) estimates of future cost reductions, efficiencies and synergies; (vii) expectations regarding future exploration and the development, growth and potential of Newmont’s and Goldcorp’s operations, project pipeline and investments, including, without limitation, project returns, expected average IRR, schedule, decision dates, mine life, commercial start, first production, capital average production, average costs and upside potential; (viii) expectations regarding future investments or divestitures; (ix) expectations of future dividends and returns to stockholders; (x) expectations of future free cash flow generation, liquidity, balance sheet strength and credit ratings; (xi) expectations of future equity and enterprise value; (xii) expectations of future plans and benefits; (xiii) expectations regarding future mineralization, including, without limitation, expectations regarding reserves and resources, grade and recoveries; (xiv) estimates of future closure costs and liabilities; (xv) statements relating to the proposed acquisition of Newmont by Barrick, including potential dilution, synergies and value creation, and (xvi) the possible joint venture in Nevada, including the potential terms and benefits thereof. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i)

there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont’s and Goldcorp’s operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont and Goldcorp operate being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar or the Canadian dollar to the U.S. dollar, as well as other exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Risks relating to forward-looking statements in regard to the Newmont’s and Goldcorp’s business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Goldcorp’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Newmont’s and Goldcorp’s ability to obtain the approval of the proposed transaction by their stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the arrangement agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; potential volatility in the price of Newmont Common Stock due to the proposed transaction; the anticipated size of the markets and continued demand for Newmont’s and Goldcorp’s resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) as well as the Company’s other SEC filings, available on the SEC website or www.newmont.com, Goldcorp’s most recent annual information form as well as Goldcorp’s other filings made with Canadian securities regulatory authorities and available on SEDAR, on the SEC website or www.goldcorp.com. Newmont is not affirming or adopting any statements or reports attributed to Goldcorp (including prior mineral reserve and resource declaration) in this press release or made by Goldcorp outside of this press release. Goldcorp is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this press release or made by Newmont outside of this press release. Newmont and Goldcorp do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Additional information about the proposed transaction and where to find it

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication is being made in respect of the proposed transaction involving the Company and Goldcorp pursuant to the terms of an Arrangement Agreement by and among the Company and Goldcorp and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, the Company will file a proxy statement relating to a special meeting of its stockholders with the Securities and Exchange Commission (the “SEC”). Additionally, the Company will file other relevant materials in connection with the proposed transaction with the SEC. Security holders of the Company are urged to read the proxy statement regarding the proposed transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction. The definitive proxy statement will be mailed to the Company’s stockholders. Stockholders of the Company will be able to obtain a copy of the proxy statement, the filings with the SEC that will be incorporated by reference into the proxy statement as well as other filings containing information about the proposed transaction and the parties to the transaction made by the Company with the SEC free of charge at the SEC’s website at www.sec.gov, on the Company’s website at www.newmont.com/investor-relations/default.aspx or by contacting the Company’s Investor Relations department at jessica.largent@newmont.com or by calling 303-837-5484. Copies of the documents filed with the SEC by Goldcorp will be available free of charge at the SEC’s website at www.sec.gov.

Participants in the proposed transaction solicitation

The Company and its directors, its executive officers, members of its management, its employees and other persons, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s 2018 Annual Report on Form 10-K filed with the SEC on February 21, 2019, its proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 9, 2018 and other relevant materials filed with the SEC when they become available. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement filed with the SEC relating to the transaction when it becomes available. Additional information concerning Goldcorp’ executive officers and directors is set forth in its 2017 Annual Report on Form 40-F filed with the SEC on March 23, 2018, its management information circular relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 16, 2018 and other relevant materials filed with the SEC when they become available.

Investor Contact

Jessica Largent, 303.837.5484

jessica.largent@newmont.com

Media Contact

Omar Jabara, 303.837.5114

omar.jabara@newmont.com

i  Caution Regarding Projections: Projections used in this release are considered “forward looking statements”. See cautionary statement above regarding forward-looking statements. Forward-looking information representing post-closing expectations is inherently uncertain. Estimates such as expected accretion, NAV, Net Present Value creation, synergies, expected future production, IRR, financial flexibility and balance sheet strength are preliminary in nature. There can be no assurance that the proposed transaction will close or that the forward-looking information will prove to be accurate.

ii  Net Present Value (NPV) creation as used in this release is a management estimate provided for illustrative purposes, and should not be considered a GAAP or non-GAAP financial measure. NPV creation represents management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the proposed transaction that have been monetized and projected over a twenty year period for purposes of the estimation, applying a discount rate of 5 percent. Such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expected NPV creation is a “forward-looking statement” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected value creation.

iii  2019 dividends beyond Q1 2019 have not yet been approved or declared by the Board of Directors. Management’s expectations with respect to future dividends or annualized dividends are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Investors are cautioned that such statements with respect to future dividends are non-binding. The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on Newmont’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by the Board. The Board of Directors reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on the common stock of the Company, the Board of Directors may revise or terminate the payment level at any time without prior notice. As a result, investors should not place undue reliance on such statements.

iv  IRR targets on projects are calculated using an assumed $1,200 gold price.